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Exhibit 99.1

Non-GAAP Financial Measures

        Consolidated EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, net of capitalized interest, pre-opening expenses and loss on early retirement of debt. Consolidated EBITDA is presented because it is used as a supplemental performance measure to analyze the performance of our business and because it is frequently used by securities analysts, investors and others in evaluation of companies in our industry, substantially all of which present EBITDA when reporting their results.

        We use EBITDA, subject to certain adjustments, as a measure in debt covenants in our debt agreements. Our new senior credit facility will use EBITDA, subject to certain adjustments, to measure our compliance with debt covenants. We also use EBITDA to evaluate and price potential acquisition candidates. We believe EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).

        EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under generally accepted accounting principles. Some of these limitations are:

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  EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

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  EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

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  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

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  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

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  other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

        Because of these limitations, Consolidated EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our generally accepted accounting principles results and using Consolidated EBITDA only supplementally. See our consolidated financial statements and the notes to those statements included elsewhere in this offering memorandum.

        The following table provides a reconciliation of consolidated net income (loss) (computed in accordance with GAAP) to Consolidated EBITDA.

	Twelve Months Ended June 30,(1)
	2004		Pro Forma As Adjusted 2004
	(in thousands)
Consolidated net income (loss)	$(23,033	)(2)	$2,330	(2)
Add: depreciation and amortization	26,236		31,088
Add: interest expense, net of capitalized interest	22,898		36,396
Add: loss on early retirement of debt	38,258		38,258

Consolidated EBITDA	$64,359		$108,072

(1)
We derived the following consolidated statement of operations data for the twelve months ended June 30, 2004 by adding our audited statement of operations data for the year ended December 31, 2003 and our unaudited statement of operations data for the six months ended June 30, 2004 and subtracting our unaudited statement of operations data for the six months ended June 30, 2003. We believe this information is useful in evaluating our future operations and the impact of the Anchor Coin acquisition which occurred in February 2003. We derived the following unaudited pro forma condensed combined statement of operations data for the twelve months ended June 30, 2004 from our, Mark Twain Casino L.L.C.'s, St Joseph Riverboat Partners' and Southern Iowa Gaming Company's audited and unaudited statements of operations data in a similar manner. We believe this information is useful in evaluating our future operations and the impact of the Grace Acquisition.

(2)
For the twelve months ended June 30, 2004, includes a charge of $38.3 million related to the write-off of unamortized loan fees and premium paid to retire debt.

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  Exhibit 99.1
Non-GAAP Financial Measures